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                                                                   EXHIBIT 10.24

                        1996 EMPLOYEE STOCK OPTION PLAN
                                      FOR
                               KIRBY CORPORATION

     SECTION 1. Purpose. The purpose of this 1996 Employee Stock Option Plan for Kirby Corporation is to advance the interests of Kirby Corporation, a Nevada corporation (the "Company"), by providing an additional incentive to attract and retain qualified and competent employees for the Company and its subsidiaries, upon whose efforts and judgment the success of the Company is largely dependent, through the encouragement of stock ownership in the Company by such persons.

     SECTION 2. Definitions. As used herein, the following terms shall have the meaning indicated:

          (a) "Act" shall mean the Securities Exchange Act of 1934, as amended.

          (b) "Board" shall mean the Board of Directors of the Company.

          (c) "Business Day" shall mean (i) if the Shares trade on a national exchange, any day that the national exchange on which the Shares trade is open or (ii) if the Shares do not trade on a national exchange, any day that commercial banks in the City of New York are open.

          (d) "Commission" shall mean the Securities and Exchange Commission.

          (e) "Committee" shall mean the Compensation Committee of the Board or other committee, if any, appointed by the Board pursuant to Section 14.

          (f) "Common Stock" shall mean the Company's common stock, par value $0.10 per share.

          (g) "Company" shall mean Kirby Corporation, a Nevada corporation.

          (h) "Corporate Transaction" shall mean (i) any transaction (which shall include a series of transactions occurring within 60 days or occurring pursuant to a plan) that has the result that shareholders of the Company immediately before such transaction cease to own at least 51% of
     (x) the voting stock of the Company or (y) of any entity that results from the participation of the Company in a reorganization, consolidation, merger, liquidation or any other form of corporate transaction; (ii) a merger, consolidation, reorganization, liquidation or dissolution in which the Company does not survive; (iii) a sale, lease, exchange or other disposition of all or substantially all of the property and assets of the Company.

          (i) "Date of Grant" shall mean the date on which an Option is granted to an Eligible Person pursuant to Section 4.

          (j) "Director" shall mean a member of the Board.

          (k) "Eligible Person(s)" shall mean Employees.

          (l) "Extension Notice" shall mean the written notice to the Optionee described in Section 8(b).

          (m) "Employee(s)" shall mean those persons who are employees of the Company or a Subsidiary.

          (n) "Fair Market Value" shall mean:

             (i) If Shares are listed on a national securities exchange at the date of determining the Fair Market Value,

               (A) The mean of the high and low sales price on such exchange on the date of reference as reported in any newspaper of general circulation, or

               (B) If the Shares shall not have traded on such exchange on such date, the mean of the high and low sales price on such exchange on the next day prior thereto on which the Shares were so traded as reported in any newspaper of general circulation; or

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             (ii) If Shares shall not be listed as provided in Subsection
        2(n)(i), a value determined by any fair and reasonable means prescribed by the Committee.

          (o) "Incentive Stock Option" shall mean an option that is an incentive stock option as defined in Section 422 of the Code.

          (p) "Internal Revenue Code" or "Code" shall mean the Internal Revenue Code of 1986 as it now exists or may be amended from time to time.

          (q) "Nonqualified Stock Option" shall mean an option that is not an incentive stock option as defined in Section 422 of the Code.

          (r) "Option" (when capitalized) shall mean any option granted under this Plan.

          (s) "Optionee" shall mean a person to whom an Option is granted or any successor to the rights of such Option under this Plan by reason of the death of such person.

          (t) "Outside Director" shall mean a Director who qualifies as an "outside director" under the regulations promulgated under Section 162(m) of the Code and as a "non-employee director" under Rule 16b-3 promulgated under the Securities Exchange Act of 1934, effective August 15, 1996.

          (u) "Plan" shall mean this 1996 Employee Stock Option Plan for Kirby Corporation.

          (v) "Restriction Notice" shall mean the written notice to the Optionee imposing Sales Restrictions as provided in Section 11(b).

          (w) "Sales Restrictions" shall mean such restrictions on an Optionee's (or the successor to the rights of the Optionee pursuant to Section 10) right to sell Shares acquired through the exercise of an Option which are imposed by the Committee, in its sole discretion, pursuant to a Restriction Notice as provided in Section 11(b); provided, however, that such Sales Restrictions shall not prevent an Optionee from selling an aggregate of 50,000 such Shares during a calendar month.

          (x) "Share(s)" shall mean a share or shares of the Common Stock.

          (y) "Subsidiary" shall mean any corporation (other than the Company) in any unbroken chain of corporations beginning with the Company if, at the time of the granting of the Option, each of the corporations other than the last corporation in the unbroken chain owns stock possessing 50% or more of the total combined voting power of all classes of stock in one of the other corporations in such chain.

     SECTION 3. Shares and Options.

     (a) The Company may from time to time grant to Eligible Persons Options to purchase an aggregate of up to Nine Hundred Thousand (900,000) Shares from Shares held in the Company's treasury or from authorized and unissued Shares. If any Option granted under the Plan shall terminate, expire, or be canceled or surrendered as to any Shares, new Options may thereafter be granted covering such Shares. An Option granted hereunder shall be either an Incentive Stock Option or a Nonqualified Stock Option as determined by the Committee at the Date of Grant of such Option and shall clearly state whether it is an Incentive Stock Option or a Nonqualified Stock Option. Incentive Stock Options may only be granted to persons who are Employees.

     (b) The aggregate Fair Market Value (determined at the Date of Grant of the Option) of the Shares with respect to which any Incentive Stock Option is exercisable for the first time by an Optionee during any calendar year under the Plan and all such plans of the Company and any parent and subsidiary of the Company (as defined in Section 425 of the Code) shall not exceed $100,000. Further, no Eligible Person may be granted an Option under this Plan in any one calendar year which covers more than 450,000 Shares.

     SECTION 4. Conditions for Grant of Options.

     (a) Each Option shall be evidenced by an option agreement that may contain any term deemed necessary or desirable by the Committee, provided such terms are not inconsistent with this Plan or any applicable law.

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Optionees shall be those persons selected by the Committee from Eligible
Persons. Any person who files with the Committee, in a form satisfactory to the Committee, a written waiver of eligibility to receive any Option under this Plan shall not be eligible to receive any Option under this Plan for the duration of such waiver.

     (b) In granting Options, the Committee shall take into consideration the contribution the person has made or may make to the success of the Company or its Subsidiaries and such other factors as the Committee shall determine. The Committee shall also have the authority to consult with and receive recommendations from officers and other personnel of the Company and its Subsidiaries with regard to these matters. The Committee may from time to time in granting Options under the Plan prescribe such other terms and conditions concerning such Options as it deems appropriate, including, without limitation, relating an Option to achievement of specific goals established by the Committee or the continued employment of the Optionee for a specified period of time, provided that such terms and conditions are not more favorable to an Optionee than those expressly permitted herein.

     (c) The Committee in its sole discretion shall determine in each case whether periods of military or government service shall constitute a continuation of employment for the purposes of this Plan or any Option.

     SECTION 5. Exercise Price. The exercise price per Share of any Option shall be any price determined by the Committee; provided, however, that the exercise price for any Option shall not be less than one hundred percent (100%) of the Fair Market Value per Share on the Date of Grant.

     SECTION 6. Exercise of Options. An Option shall be deemed exercised when
(i) the Company has received written notice of such exercise in accordance with the terms of the Option, (ii) full payment of the aggregate exercise price of the Shares as to which the Option is exercised has been made, and (iii) arrangements that are satisfactory to the Committee in its sole discretion have been made for the Optionee's payment to the Company of the amount, if any, that the Committee determines to be necessary for the Company or Subsidiary employing the Optionee to withhold in accordance with applicable federal or state income tax withholding requirements. Unless further limited by the Committee in any Option, the exercise price of any Shares purchased shall be paid solely in cash, by certified or cashier's check, by money order, with Shares previously owned by the Optionee for a period deemed acceptable to the Committee in its sole discretion, but with such Shares only if either expressly permitted by the terms of the Option Agreement or otherwise permitted by the Committee in its sole discretion at the time of exercise, or by a combination of the above; provided, however, that the Committee in its sole discretion may accept a personal check in full or partial payment of any Shares. If the exercise price is paid in whole or in part with Shares, the value of the Shares surrendered shall be their Fair Market Value on the date received by the Company.

     SECTION 7. Exercisability of Options.

     (a) Any Option shall become exercisable in such amounts and at such intervals as the Committee shall provide in any Option, except as otherwise provided in this Section 7; provided in each case that the Option has not expired on the date of exercise.

     (b) Except as otherwise provided in an Extension Notice, the expiration date of an Option shall be determined by the Committee at the Date of Grant, but in no event shall an Option be exercisable after the expiration of ten (10) years from the Date of Grant.

     (c) The Committee may in its sole discretion accelerate the date on which all or any part of any Option may be exercised.

     (d) Notwithstanding any provisions hereof to the contrary, if any Option is accelerated under Section 7(c), the portion of such Option that may be exercised to acquire Shares that the Optionee would not be entitled to acquire but for such acceleration (the "Acceleration Shares"), is limited to that number of Acceleration Shares that can be acquired without causing the Optionee to have an "excess parachute payment" as determined under Section 280G of the Code, determined by taking into account all of the Optionee's "parachute payments" determined under Section 280G of the Code. If as a result of this Section 7(d), the Optionee may not acquire all of the Acceleration Shares, then the Acceleration Shares that

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the Optionee may acquire shall be the last shares that the Optionee would have been entitled to acquire had this Option not been accelerated.

     SECTION 8. Termination of Option Period.

     (a) Unless otherwise provided in any Option, or in an Extension Notice, the unexercised portion of an Option shall automatically and without notice terminate and become null and void at the time of the earliest to occur of the following:

          (i) thirty (30) days after the date that Optionee ceases to be an Employee regardless of the reason therefor other than as a result of (x) death, (y) mental or physical disability as determined by a medical doctor satisfactory to the Committee or (z) termination for cause, in each of the cases described in (x), (y) and (z) the termination date of the Option being the date set forth in whichever of (ii), (iii) or (iv) apply;

          (ii) one (1) year after the date on which the Optionee ceases to be an Employee by reason of suffering a mental or physical disability as determined by a medical doctor satisfactory to the Committee;

          (iii) either (y) one (1) year after the date that Optionee ceases to be an Employee by reason of death of the Optionee, or (z) six (6) months after the date on which the Optionee shall die, if the Optionee's death shall occur during the thirty-day period described in Section 8(a)(i) or the one-year period described in Section 8(a)(ii);

          (iv) the date that Optionee ceases to be an Employee as a result of a termination for cause; and

          (v) the tenth (10th) anniversary of the Date of Grant of the Option.

     (b) Notwithstanding any provision of this Plan to the contrary, on or before the date of termination of a Nonqualified Stock Option, the Committee, in its sole discretion, may give the Optionee an Extension Notice extending the termination date of all or any part of such Nonqualified Stock Option to any date specified by the Committee in such Extension Notice which is not later than the earlier of (i) the date described in Section 8(a)(v), or (ii) (10) days after the date on which all of the Sales Restrictions (if any) with respect to Shares subject to such Nonqualified Stock Option shall lapse.

     (c) Notwithstanding any provision of the Option to the contrary, including without limitation any extension due to an Extension Notice, the Committee, in its sole discretion, may, by giving written notice (a "Cancellation Notice") cancel, effective upon the date of the consummation of a Corporate Transaction, all or any part of such Option that remains unexercised for any reason on such date. Such Cancellation Notice shall be given a reasonable period of time (but not less than 15 days) prior to the proposed date of such cancellation, and may be given either before or after shareholder approval of such transaction.

     SECTION 9. Adjustment of Shares.

     (a) If at any time while the Plan is in effect or unexercised Options are outstanding, there shall be any increase or decrease in the number of issued and outstanding Shares through the declaration of a stock dividend or through any recapitalization resulting in a stock split-up, combination or exchange of Shares, then and in such event,

          (i) appropriate adjustment shall be made in the maximum number of Shares then subject to being optioned under the Plan, so that the same proportion of the Company's issued and outstanding Shares shall continue to be subject to being so optioned; and

          (ii) appropriate adjustment shall be made in the number of Shares and the exercise price per Share thereof then subject to outstanding Options, so that the same proportion of the Company's issued and outstanding Shares shall remain subject to purchase at the same aggregate exercise price.

     (b) The Committee may change the terms of Options outstanding under this Plan, with respect to the exercise price or the number of Shares subject to the Options, or both, when, in the Committee's sole discretion, such adjustments become appropriate by reason of any Corporate Transaction.

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     (c) Except as otherwise expressly provided herein, the issuance by the
Company of shares of its capital stock of any class, or securities convertible into shares of capital stock of any class, either in connection with direct sale or upon the exercise of rights or warrants to subscribe therefor, or upon conversion of shares or obligations of the Company convertible into such shares or other securities, shall not affect, and no adjustment by reason thereof shall be made with respect to the number of Shares reserved for issuance under the Plan or the number of or exercise price of Shares then subject to outstanding Options granted under the Plan.

     (d) Without limiting the generality of the foregoing, the existence of outstanding Options granted under the Plan shall not affect in any manner the right or power of the Company to make, authorize or consummate (i) any or all adjustments, recapitalization, reorganizations or other changes in the Company's capital structure or its business; (ii) any merger or consolidation of the Company; (iii) any issue by the Company of debt securities, or preferred or preference stock that would rank above the Shares subject to outstanding Options; (iv) the dissolution or liquidation of the Company; (v) any sale, transfer or assignment of all or any part of the assets or business of the Company; or (vi) any other corporate act or proceeding, whether of a similar character or otherwise.

     SECTION 10. Transferability of Options. An Option shall not be transferable by the Optionee otherwise than by will or the laws of descent and distribution and so long as an Optionee lives, only such Optionee or his guardian or legal representative shall have the right to exercise an Option.

     SECTION 11. Issuance and Sale of Shares.

     (a) No person shall be, or have any of the rights or privileges of, a stockholder of the Company with respect to any of the Shares subject to an Option unless and until certificates representing such Shares shall have been issued and delivered to such person. As a condition of any transfer of the certificate for Shares, the Committee may obtain such agreements or undertakings, if any, as it may deem necessary or advisable to assure compliance with any provision of the Plan, the agreement evidencing the Option or any law or regulation including, but not limited to, the following:

          (i) A representation, warranty or agreement by the Optionee to the Company at the time any Option is exercised that he or she is acquiring the Shares to be issued to him or her for investment and not with a view to, or for sale in connection with, the distribution of any such Shares;

          (ii) A representation, warranty or agreement by the Optionee to be bound by any legends that are, in the opinion of the Committee, necessary or appropriate to comply with the provisions of any securities laws deemed by the Committee to be applicable to the issuance of the Shares and are endorsed upon the Share certificates; and

          (iii) An agreement to allow the Company to retain possession of certificates evidencing any Shares acquired through the exercise of an Option which are subject to a Sales Restrictions.

     (b) Unless expressly provided to the contrary in the Option, the Committee may, in its sole discretion, impose Sales Restrictions on all or any part of the Shares subject to a Nonqualified Stock Option or acquired through the exercise of a Nonqualified Stock Option, by delivering a written Restriction Notice to the Optionee not later than ten (10) days following the exercise of such Nonqualified Stock Option.

     SECTION 12. Options for 10% Shareholder. Notwithstanding any other provisions of the Plan to the contrary, an Incentive Stock Option shall not be granted to any person owning directly (or indirectly through attribution under Section 425(d) of the Code) at the Date of Grant, stock possessing more than 10% of the total combined voting power of all classes of stock of the Company (or of its parent or subsidiary [as defined in Section 425 of the Code] at the Date of Grant) unless the exercise price of such Incentive Stock Option is at least 110% of the Fair Market Value of the Shares subject to such Incentive Stock Option on the Date of Grant, and the period during which the Incentive Stock Option may be exercised does not exceed five (5) years from the Date of Grant.

     SECTION 13. Nonqualified Stock Options. Nonqualified Stock Options may be granted hereunder by clearly and expressly designating them as such, and they shall be subject to all terms and provisions hereof that

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are not expressly stated as applying to Incentive Stock Options. If both
Incentive Stock Options and Nonqualified Stock Options are granted to an Optionee, the right to exercise, to the full extent thereof, Options of either type shall not be contingent in whole or in part upon the exercise of, or failure to exercise, Options of the other type.

     SECTION 14. Administration of the Plan.

     (a) The Plan shall be administered by the Compensation Committee of the Board or other committee thereof as appointed by the Board (herein called the "Committee") consisting of not less than three (3) members of the Board, all of whom are Outside Directors. Except for the powers set forth in Section 17 which are expressly reserved to the Board, and such other limitations which are imposed in writing by the Board or in resolutions adopted by the Board, the Committee shall have all of the powers of the Board with respect to the Plan and the Options. Any member of the Committee may be removed at any time, with or without cause, by resolution of the Board and any vacancy occurring in the membership of the Committee may be filled by appointment by the Board.

     (b) The Committee, from time to time, may adopt rules and regulations for carrying out the purposes of the Plan. The determinations and the interpretation and construction of any provision of the Plan by the Committee shall be final and conclusive.

     (c) Any and all decisions or determinations of the Committee shall be made either (i) by a majority vote of the members of the Committee at a meeting or
(ii) without a meeting by the written approval of a majority of the members of the Committee.

     (d) Subject to the express provisions of this Plan, the Committee shall have the authority, in its sole and absolute discretion (i) to adopt, amend, and rescind administrative and interpretive rules and regulations relating to this Plan or any Option; (ii) to construe the terms of this Plan or any Option; (iii) as provided in Section 9(a), upon certain events to make appropriate adjustments to the exercise price and number of Shares subject to this Plan and Options; and
(iv) to make all other determinations and perform all other acts necessary or advisable for administering this Plan, including the delegation of such ministerial acts and responsibilities as the Committee deems appropriate. The Committee may correct any defect or supply any omission or reconcile any inconsistency in this Plan or any Option in the manner and to the extent it shall deem expedient to carry it into effect, and it shall be the sole and final judge of such expediency. The Committee shall have full discretion to make all determinations on the matters referred to in this Section 14(d), and such determinations shall be final, binding and conclusive.

     SECTION 15. Government Regulations.

     This Plan, the Options and the obligations of the Company to sell and deliver Shares under any Option, shall be subject to all applicable laws, rules and regulations, and to such approvals by any governmental agencies or national securities exchanges as may be required.

     SECTION 16. Miscellaneous.

     (a) The proceeds received by the Company from the sale of Shares pursuant to an Option shall be used for general corporate purposes.

     (b) The grant of an Option shall be in addition to any other compensation paid to the Optionee or other stock option plans of the Company or other benefits with respect to the Optionee's position with the Company or its Subsidiaries. The grant of an Option shall not confer upon the Optionee the right to continue as an Employee, or interfere in any way with the rights of the Company to terminate his or her status as an Employee.

     (c) None of the Company, the members of the Board or any member of the Committee shall be liable for any act, omission, or determination taken or made in good faith with respect to this Plan or any Option, and members of the Board and the Committee shall, in addition to all other rights of indemnification and reimbursement, be entitled to indemnification and reimbursement by the Company in respect of any claim, loss, damage, liability or expense (including attorneys' fees, the costs of settling any suit, provided such

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settlement is approved by independent legal counsel selected by the Company, and amounts paid in satisfaction of a judgment, except a judgment based on a finding of bad faith) arising from such claim, loss, damage, liability or expense to the full extent permitted by law and under any directors' and officers' liability or similar insurance coverage that may from time to time be in effect.

     (d) Any issuance or transfer of Shares to an Optionee, or to his legal representative, heir, legatee, or distributee, in accordance with the provisions of this Plan or the applicable Option, shall, to the extent thereof, be in full satisfaction of all claims of such persons under the Plan. The Committee may require any Optionee, legal representative, heir, legatee or distributee as a condition precedent to such payment or issuance or transfer of Shares, to execute a release and receipt for such payment or issuance or transfer of Shares in such form as it shall determine.

     (e) Neither the Committee nor the Company guarantees Shares from loss or depreciation.

     (f) All expenses incident to the administration, termination, or protection of this Plan or any Option, including, but not limited to, legal and accounting fees, shall be paid by the Company; provided, however, the Company may recover any and all damages, fees, expenses and costs arising out of any actions taken by the Company to enforce its rights under this Plan or any Option.

     (g) Records of the Company shall be conclusive for all purposes under this Plan or any Option, except to the extent a record is determined by the Committee or the Board to be incorrect.

     (h) The Company shall, upon request or as may be specifically required under this Plan or any Option, furnish or cause to be furnished all of the information or documentation that is necessary or required by the Committee to perform its duties and functions under this Plan or any Option.

     (i) The Company does not assume liability, and shall have no liability, to any Optionee or his legal representatives, heirs, legatees or distributees for any act of, or failure to act on the part of, the Company, the Committee, or the Board, and by accepting an Option, an Optionee shall be deemed to release the Company, the Board and the Committee and its agents, from any such liability.

     (j) If any provision of this Plan or any Option is held to be illegal or invalid for any reason, the illegality or invalidity shall not affect the remaining provisions of this Plan or any Option, but such provision shall be fully severable, and the Plan or Option, as applicable, shall be construed and enforced as if the illegal or invalid provision had never been included in the Plan or Option, as applicable.

     (k) Whenever any notice is required or permitted under this Plan, such notice must be in writing and personally delivered or sent by mail or delivery by a nationally recognized courier service. Any notice required or permitted to be delivered under an Option shall be deemed to be delivered on the date on which it is personally delivered, or, if mailed, whether actually received or not, on the third Business Day after it is deposited in the United States mail, certified or registered, postage prepaid, addressed to the person who is to receive it at the address that such person has previously specified by written notice delivered in accordance with this Section 16(k) or, if by courier, seventy-two (72) hours after it is sent, addressed as described in this Section 16(k). The Company or the Optionee may change, at any time and from time to time, by written notice to the other, the address that the Company or Optionee had previously specified for receiving notices. Until changed in accordance with this Plan, the Company and the Optionee shall specify as its and his address for receiving notices the address set forth in the Option pertaining to the Shares to which such notice relates.

     (l) Any person entitled to notice under this Plan may waive such notice.

     (m) The titles and headings of Sections are included for convenience of reference only and are not to be considered in construction of this Plan's provisions.

     (n) All questions arising with respect to the provisions of this Plan shall be determined by application of the laws of the State of Texas except to the extent Texas law is preempted by federal law or Nevada corporate law that is controlling. The obligation of the Company to sell and deliver Shares under this Plan is subject to applicable laws and to the approval of any governmental authority required in connection with the authorization, issuance, sale, or delivery of such Shares.

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     (o) Words used in the masculine shall apply to the feminine where applicable, and wherever the context of this Plan dictates, the plural shall be read as the singular and the singular as the plural.

     SECTION 17. Amendment and Discontinuation of the Plan. The Committee may from time to time amend, suspend or terminate the Plan or any Option; provided, however, that only the Board may amend the Plan to increase the number of Shares subject to grant under the Plan, change the class of persons eligible to receive Options, or change the provisions of Section 8(a)(v), provided further that no amendment may alter any provision of the Plan or any Option without compliance with any applicable shareholder approval requirements promulgated under the Code, if applicable, or by any stock exchange or market on which the Common Stock of the Company is listed for trading; and provided, further, that no amendment, suspension or cancellation of the Plan or any Option issued hereunder shall, except as specifically permitted in any Option or under the terms of the Plan (including, without limitation, Sections 8(c) and 11(b)), substantially impair any Option previously granted to any Optionee without the consent of such Optionee.

     SECTION 18. Effective Date and Termination Date. The effective date of the Plan is the date set forth below, on which date the Board adopted this Plan; provided, however, if the Plan is not approved by the stockholders of the Company within twelve (12) months after the effective date then, in such event, the Plan and all Options granted pursuant to the Plan shall be null and void. The Plan shall terminate on the tenth anniversary of the effective date.

ADOPTED BY THE BOARD:          November 5, 1996
EFFECTIVE DATE:                November 5, 1996
RATIFIED BY THE STOCKHOLDERS:  April   , 1997

     Executed to evidence the 1996 Employee Stock Option Plan of Kirby Corporation adopted by the Board on November 5, 1996 and the Stockholders on
April   , 1997.

                                          KIRBY CORPORATION

                                          By      /s/ G. STEPHEN HOLCOMB
                                            ------------------------------------
                                                    G. Stephen Holcomb,
                                                    Assistant Secretary

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